UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 19, 2007
CALLIDUS SOFTWARE INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50463	77-0438629
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 W. Santa Clara Street, Suite 1500
San Jose, CA		95113
(Address of Principal Executive Offices)		(Zip Code)
(408) 808-6400
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a -12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     As reported in the Form 8-K filed on November 20, 2007 announcing the appointment of Mr. Leslie J. Stretch as President and CEO of Callidus Software Inc. (“Callidus”) the Board of Directors of Callidus expected to appoint Mr. Stretch to the Board of Directors as soon as his appointment would not cause Callidus to have less than a majority of independent directors (as defined under applicable NASDAQ listing standards). Effective July 22, 2008, the Board of Directors appointed Mr. Stretch to the Board of Directors after expanding Callidus’ Board of Directors by one member to an aggregate of eight (8) members.
     No new arrangements or understandings have or will be entered into between Mr. Stretch and any other persons in connection with Mr. Stretch’s appointment as a director of Callidus.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.
     None.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLIDUS SOFTWARE INC.
Date: July 29, 2008	By:	/s/ V. Holly Albert
		Name:	V. Holly Albert
		Title:	Senior Vice President, General Counsel and Secretary